Exhibit 99.1

Adaptimmune to Report Q1 Financial Results on Thursday, May 14, 2020

- The Company will also present updated data at three Congresses -

PHILADELPHIA, PA., and OXFORDSHIRE, U.K., April 29, 2020 (GLOBE NEWSWIRE) -- Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in cell therapy to treat cancer, will report financial results for Q1 2020, before the U.S. markets open on Thursday, May 14, 2020. Following the announcement, the Company will host a live teleconference and webcast at 8:00 a.m. EDT (1:00 p.m. BST) on the same day (details below).

The press release and the live webcast of the conference call will be available in the investor section of Adaptimmune’s corporate website at www.adaptimmune.com. An archive will be available after the call at the same address.

To participate in the live conference call, please dial (833) 652-5917 (U.S. or Canada) or +1 (430) 775-1624 (International). After placing the call, please ask to be joined into the Adaptimmune conference call and provide the confirmation code (8635337).

Upcoming Congress Presentations

American Society of Gene and Cell Therapy (ASGCT) Annual Meeting

•	A poster presentation entitled “Driving ADP-A2M4 SPEAR Expression from an Endogenous Hematopoietic Lineage Promotor for Off-the-Shelf T-cell Therapy for MAGE-A4+ Solid Tumors” will be presented by Garth Hamilton, PhD of Adaptimmune
•	All ASGCT abstracts are currently available online, and the conference will take place virtually from May 12-15, 2020

American Society of Clinical Oncology (ASCO) Annual Meeting

•	An oral presentation entitled “Phase 1 Dose Escalation and Expansion Trial to Assess Safety and Efficacy of ADP-A2M4 in Advanced Solid Tumors” will be presented by Dr. David Hong of the MD Anderson Cancer Center
•	A trial-in-progress poster summarizing the ongoing Phase 2 SPEARHEAD-1 trial design will be presented by Dr. Dejka Araujo of the MD Anderson Cancer Center
•	All ASCO content will be available online at 8:00 a.m. EDT on May 29, 2020

European Association for the Study of the Liver (EASL) International Liver Congress (ILC) 2020

•	An oral presentation entitled “Data from the third dose cohort of an ongoing study with ADP-A2AFP SPEAR T-cells” will be presented by Dr. Bruno Sangro of Clinica Universitaria de Navarra
•	A poster summarizing data from the first two cohorts of the ADP-A2AFP Phase 1 trial will also be presented by Dr. Tim Meyer of the Royal Free Hospital
•	Due to COVID-19, EASL has postponed the ILC 2020 from April 15-19 to August 25-28, 2020

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the SEC on February 27, 2020, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com